UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 29, 2011

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of  Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (c)  Not applicable.

(d)           Election of new director:

(1)	On June 29, 2011, the Board of Directors (the “Board”) of Worthington Industries, Inc. (the “Registrant” or the “Company”), upon the recommendation of the Nominating and Governance Committee, appointed Ozey K. Horton, Jr. as a director of the Registrant to serve as a member of the class of the Board whose terms expire at the 2011 Annual Meeting of Shareholders. Mr. Horton’s appointment was immediately effective.

(2)	The Board has determined that Mr. Horton qualifies as an “independent director” for purposes of the applicable sections of the Listed Company Manual for the New York Stock Exchange.

(3)	There is no arrangement or understanding between Mr. Horton and any other person pursuant to which he was selected as a director. Neither Mr. Horton nor any member of his immediate family has had (or proposes to have) a direct or indirect interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

(4)	Mr. Horton received a pro-rated payment of the cash retainer paid as standard compensation to non-employee directors of the Registrant, and will be granted a pro-rated restricted share award covering 725 common shares (which will be included in the number of common shares he currently owns), and a pro-rated non-qualified stock option award covering 4,875 common shares, in each case on June 30, 2011.

Item 8.01.    Other Events.

On June 29, 2011, the Board declared a quarterly dividend of  $0.12 per common share  to shareholders of record September 15, 2011.  The dividend is payable on September 29, 2011.

On June 29, 2011, the Board also authorized the repurchase of up to an additional 10,000,000 of the Registrant’s outstanding common shares.  A prior authorization to repurchase 10,000,000 shares approved by the Board on September 26, 2007, has 494,802 common shares remaining available for repurchase under it, making the total number of common shares authorized for repurchase to be 10,494,802 common shares, or approximately 15% of the outstanding common shares.  The purchases may occur from time to time, on the open market or in private transactions, with consideration given to the market price of the common shares, the nature of other investment opportunities, cash flow from operations and general economic conditions.

A copy of the news release announcing the June 29, 2011 dividend and share repurchase authorization is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(a)-(c)   Not applicable.

(d)         Exhibits:

Exhibit No.          Description

99.1                      News Release issued by Worthington Industries, Inc. on June 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	June 29, 2011	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President -
Administration, General Counsel and Secretary

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